                                                                   EXHIBIT 10.11

==============================================================================


                        AGREEMENT AND PLAN OF EXCHANGE


                                 by and among


                        GROUP MAINTENANCE AMERICA CORP.

                                      and

                              THE HOLDERS OF THE
                           OUTSTANDING CAPITAL STOCK
                                      OF
                             SIBLEY SERVICES, INC.


                                 July 15, 1997

================================================================================
Confidential information has been omitted from this document and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

                               TABLE OF CONTENTS

                                                                                                       Page
1.   THE CLOSING......................................................................................   1
          1.1.  The Closing Date......................................................................   1
          1.2.  Post-Closing Adjustment...............................................................   2
          1.3.  Additional Contingent Purchase Price Consideration....................................   3
                1.3.1.  EBITDA Target.................................................................   3
                1.3.2.  Notices.......................................................................   4
                1.3.3.  Expenses......................................................................   5

2.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS...............................................   5
          2.1.  Exhibit 2.............................................................................   5
          2.2.  Stock Ownership.......................................................................   5
          2.3.  Authority.............................................................................   5
          2.4.  Consents..............................................................................   6

3.   REPRESENTATIONS AND WARRANTIES OF PARENT.........................................................   6
          3.1.  Representations and Warranties........................................................   6
                3.1.1.   Organization.................................................................   6
                3.1.2.   Capitalization of Parent.....................................................   6
                3.1.3.   Authority....................................................................   6
                3.1.4.   Consents.....................................................................   7
                3.1.5.   Defaults.....................................................................   7
                3.1.6.   Investment Company...........................................................   7
                3.1.7.   Financial Statements.........................................................   7
                3.1.8.   Taxes........................................................................   7
                3.1.9.   Full Authority...............................................................   8
                3.1.10.  Access.......................................................................   8
                3.1.11.  Disclosure...................................................................   8
                3.1.12.  Parent Material Adverse Effect...............................................   8

4. CERTAIN OTHER ACTIONS, COVENANTS AND DOCUMENTS.....................................................   8
          4.1.  Transfer Restrictions.................................................................   8
          4.2.  Adoption of Shareholders Agreement....................................................   9
          4.3.  Key Employee Employment Agreements....................................................   9
          4.4.  Covenant Not to Compete...............................................................   9
          4.5.  Certain Elections.....................................................................  10

                4.5.1.  Securities Acquisition Election...............................................  10
                4.5.2.  Transfer Transaction Election.................................................  11
                4.5.3.  Other.........................................................................  11
          4.6.  Release...............................................................................  12
          4.7.  Releases of James Townsend and Wallace Sibley.........................................  12
          4.8.  Lease.................................................................................  12
          4.9.  Consulting Agreement Termination......................................................  12
          4.10. Split-Dollar Life Insurance Policies..................................................  12
          4.11. Other Closing Documents...............................................................  13

5. SURVIVAL, INDEMNIFICATIONS.........................................................................  13
          5.1.  Survival..............................................................................  13
          5.2.  Indemnification.......................................................................  14
                5.2.1.  Parent Indemnified Parties....................................................  14
                5.2.2.  Parent Indemnity..............................................................  14
          5.3.  Limitations...........................................................................  15
          5.4.  Notice................................................................................  15

6. MISCELLANEOUS......................................................................................  16
          6.1.  Notice................................................................................  16
          6.2.  Further Documents.....................................................................  17
          6.3.  Assignability.........................................................................  17
          6.4.  Exhibits and Schedules................................................................  18
          6.5.  Sections and Articles.................................................................  18
          6.6.  Entire Agreement......................................................................  18
          6.7.  Headings..............................................................................  18
          6.8.  CONTROLLING LAW AND JURISDICTION......................................................  18
          6.9.  Public Announcements..................................................................  18
          6.10. No Third Party Beneficiaries..........................................................  19
          6.11. Amendments and Waivers................................................................  19
          6.12. No Employee Rights....................................................................  19
          6.13. Non-Recourse..........................................................................  19
          6.14. When Effective........................................................................  20
          6.15. Takeover Statutes.....................................................................  20
          6.16. Number and Gender of Words............................................................  20
          6.17. Invalid Provisions....................................................................  20
          6.18. Multiple Counterparts.................................................................  20
          6.19. No Rule of Construction...............................................................  20
          6.20. Expenses..............................................................................  21

                        AGREEMENT AND PLAN OF EXCHANGE


     THIS AGREEMENT AND PLAN OF EXCHANGE (this "Agreement") is made this 15th day of July, 1997, among GROUP MAINTENANCE AMERICA CORP., a Texas corporation (1 "Parent") and the holders (the "Stockholders") of all of the outstanding capital stock of Sibley Services, Inc., a Tennessee corporation (the "Company").

     WHEREAS, Parent and the Stockholders desire to provide for the transfer by the Stockholders to Parent of the outstanding shares of capital stock of the Company in exchange for cash, common stock and preferred stock of Parent;

     WHEREAS, for federal income tax purposes, it is intended that such transfer and exchange shall qualify as an exchange under the provisions of Section 351 of the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder;

     WHEREAS, Parent has adopted and Parent and the Stockholders have executed and delivered a Section 351 Plan;

     NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

                                1.  THE CLOSING

     1.1. The Closing Date.  For purposes of this Agreement, the term "Closing
          ----------------
Date" shall mean the date hereof. On the Closing Date, as soon as practicable after the execution of this Agreement, a Closing (the "Closing") shall occur.
At the Closing, the Stockholders shall deliver to Parent the Stockholders' stock certificates evidencing all of the Stockholders' shares of common stock, no par value, of the Company ("Company Common Stock") and a completed letter of transmittal, and Parent shall deliver to the Stockholders $605,576 in cash (the "Closing Cash Consideration"), certificates evidencing 664,691 shares of Series F Preferred Stock, $.001 par value, of Parent ("Parent Preferred Stock") and certificates evidencing 155,002 shares of common stock, $.001 par value, of Parent ("Parent Common Stock"). The portion of such Closing Cash Consideration, shares of Parent Preferred Stock and shares of Parent Common Stock to be delivered to each Stockholder is set forth on Exhibit 1.1 attached hereto. The Closing Cash Consideration is subject to post-closing adjustment as provided below. One hundred thousand dollars ($100,000) of the Final Cash Consideration (as defined below) shall be allocated as consideration for the covenant not to compete set forth in Section 4.4 and shall be allocated to the Stockholders in the percentages shown on Exhibit 1.1.

     1.2. Post-Closing Adjustment.
          -----------------------

     (i)    As promptly as practicable, and in any event no later than ninety
(90) days after the date hereof, Parent shall cause to be prepared and delivered to the Stockholders a statement (the "Statement") showing (a) a calculation, based on the books and records of the Company as of the Closing Date, of the Long-Term Debt (as defined below), the Current Assets (as defined below) and the Current Liabilities (as defined below) and (b) the Final Cash Consideration (determined as set forth below).

     (ii) The Closing Cash Consideration has been determined by agreement of Parent and the Stockholders as being an acceptable estimate of 90% of the Final Cash Consideration payable to the Stockholders hereunder. To arrive at the Final Cash Consideration, there shall be deducted from $XXX (a) the amount, if any, by which Long-Term Debt as shown on the Statement exceeds $89,872 and
(b) the amount, if any, by which the positive difference of the sum of (1) Current Assets minus (2) XXX times Current Liabilities is less than $172,223. The resulting amount shall be the Final Cash Consideration.

     (iii) If the Final Cash Consideration as shown on the Statement exceeds the Closing Cash Consideration, Parent will pay to the Stockholders (in the percentages shown on Exhibit 1.1) the amount of the excess in cash within 10 days after the date of delivery of the Statement to the Stockholders. If the Closing Cash Consideration exceeds the Final Cash Consideration, as shown on the Statement, the Stockholders will pay to Parent the amount of the excess in cash within 10 days after the date of delivery of the Statement to the Stockholders.

     (iv) For purposes of the Agreement (a) the term "Long-Term Debt" shall mean all long-term liabilities of the Company as of the Closing Date, including deferred taxes and capitalized lease obligations, all as determined in accordance with U.S. generally accepted accounting principles consistently applied ("GAAP"); (b) the term "Current Assets" shall mean the current assets of the Company as of the Closing Date, as determined in accordance with GAAP; and
(c) the term "Current Liabilities" shall mean the current liabilities of the Company as of the Closing Date, as determined in accordance with GAAP; provided, however, that all expenses of the Company or the Stockholders (other than the audit fee paid by the Company to KPMG Peat Marwick) incurred in connection with the transactions contemplated hereby which are payable by the Company shall be accrued as of such date and included in Current Liabilities. Accounts receivable on the books of the Company at the

Confidential information has been omitted from this page and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

Closing Date that remain uncollected on the date of the Statement and which are over 60 days old shall, if so identified by Parent, not be included in Current Assets and such accounts receivable so identified shall be assigned to the Stockholder without recourse.

     1.3. Additional Contingent Purchase Price Consideration.
          --------------------------------------------------

          1.3.1. EBITDA Target.  In the event that the EBITDA (as defined below)
                 -------------
of the Company for any consecutive period of twelve calendar months ending after the Closing Date and on or prior to December 31, 1998 equals or exceeds $XXX ("EBITDA Target"), the Stockholders shall be entitled to receive from Parent, within ninety days after the end of any such twelve month period in which the EBITDA Target was met, additional purchase price consideration in the form of XXX shares of Parent Common Stock (the "Additional Shares") (adjusted for any stock splits or similar events from the date of this Agreement) and such additional purchase price consideration shall be delivered to the Stockholders in the percentages as set forth on Exhibit 1.1 attached hereto. In the event the EBITDA Target is not achieved by December 31, 1998, the Stockholders shall be entitled to receive from Parent, on or before March 31, 1999, additional purchase price consideration of XXX shares of Parent Common Stock (adjusted for any stock splits or similar events from the date of this Agreement) for each dollar of the excess, if any, of (i) EBITDA for the twelve months ending on December 31, 1998 over (ii) $XXX (the "EBITDA Excess"), and such additional purchase price consideration shall be delivered to the Stockholders in the percentages as set forth in Exhibit 1.1 attached hereto (rounded up or down to the nearest whole share). For the purposes of this Agreement, the term "EBITDA" shall mean the sum of (1) Net After-Tax Income (as defined below), plus (2) the amount of income and franchise taxes deducted from Net After-Tax Income, plus
(3) the amount of depreciation and amortization deducted from Net After-Tax Income, plus (4) the amount of interest expense deducted from Net After-Tax Income (the amounts in clauses (1) through (4) to be determined in accordance with GAAP); provided that if the Company acquires the assets or business of another person or entity after the date hereof and prior to or during the relevant EBITDA measurement period, the EBITDA of the Company will include the net earnings generated from such assets or business reduced by a "cost of capital charge" equal to XXX% per annum on the acquisition cost of such assets and business (including all related transaction costs and the amount of any debt assumed in the transaction). The term "Net After-Tax Income" shall mean the net income (or loss) of the Company for the period in question after deduction for income, franchise and other taxes and without giving effect to non-recurring gains and losses, interest income or investment income, determined in accordance with GAAP.

Confidential information has been omitted from this page and has been filed separately with the Securities and Exchange Commission. Each such omission has been marked by "XXX".

          1.3.2. Notices.  The Stockholders shall submit to Parent a notice
                 -------
("EBITDA Notice") no later than thirty days following the end of the twelve month period in which the EBITDA Target is believed by the Stockholders to have been met setting forth a statement that the EBITDA Target has been met, the EBITDA calculation and the supporting data. The information set forth in the EBITDA Notice shall be final, conclusive and binding for purposes of this Agreement, unless Parent shall deliver to the Stockholders a written notice of disagreement ("Parent Notice of Disagreement") specifying the nature and extent of such disagreement within 10 business days following the actual receipt by Parent of the EBITDA Notice. If within 10 business days following receipt by the Stockholders of a Parent Notice of Disagreement, the Stockholders and Parent are unable to resolve any disagreement with respect to the EBITDA Notice, the disagreement shall be submitted for resolution to Parent's firm of independent certified public accountants (the "Independent Accountants") who shall resolve the issues in dispute. The Independent Accountants shall act as an arbitrator to determine and resolve only those issues in dispute. The Independent Accountants' resolution shall (a) be made within 30 days of the submission of the dispute to them (along with all supporting data or access to the Company's books and records), (b) be in accordance with this Agreement, (c) be set forth in a written statement delivered to Parent and the Stockholders, (d) indicate whether the EBITDA Target has been met, and (e) be final, conclusive and binding for purposes of this Agreement. In the event the EBITDA Target is not achieved by December 31, 1998, Parent shall deliver to the Stockholders on or before March 31, 1999 a statement ("Parent Statement") setting forth the EBITDA Excess, if any, for the twelve months ending December 31, 1998. The information set forth in the Parent Statement shall be final, conclusive and binding for purposes of this Agreement, unless Stockholders shall deliver to Parent a written notice of disagreement ("Stockholders Notice of Disagreement") specifying the nature and extent of such disagreement within 10 business days following the receipt by the Stockholders of the Parent Statement. If within 10 business days following receipt by Parent of a Stockholders Notice of Disagreement, the Stockholders and Parent are unable to resolve any disagreement with respect to the Parent Statement, the disagreement shall be submitted for resolution to the Independent Accountants who shall resolve the issues in dispute. The Independent Accountants shall act as an arbitrator to determine and resolve only those issues in dispute. The Independent Accountants' resolution shall (a) be made within 30 days of the submission of the dispute to them (along with all supporting data or access to the Company's books and records), (b) be in accordance with this Agreement, (c) be set forth in a written statement delivered to Parent and the Stockholders, (d) indicate the EBITDA Excess, if any, and (e) be final, conclusive and binding for purposes of this Agreement.

          1.3.3. Expenses.  The fees and expenses of the Independent Accountants
                 --------
in connection with any resolution described in Section 1.3.2 shall be apportioned between Parent and the Stockholders by the Independent Accountants based upon the inverse proportion of the disputed amounts resolved in favor of each party (i.e., so that the prevailing party bears a lesser amount of such fees and expenses). Otherwise, Parent and the Stockholders shall each pay their own costs incurred in connection with Section 1.3.2, including the fees and expenses of their respective attorneys and accountants, if any.

                      2.  REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDERS

     The Stockholders, jointly and severally, hereby represent and warrant to Parent as follows:

     2.1. Exhibit 2.  The statements in Exhibit 2 attached hereto are true and
          ---------
correct to the best knowledge and belief of each Stockholder ("Knowledge Qualifier"); provided, however, that the Knowledge Qualifier shall not in any way limit the obligations of either such Stockholder under Section 5.2 of this Agreement in the event the Company incurs Losses (as defined) due to the inaccuracy of any representation or warranty contained in Exhibit 2 whether or not such inaccuracy was known to such Stockholder or believed to exist by such Stockholder.

     2.2. Stock Ownership.  Each Stockholder owns, beneficially and of record,
          ---------------
with full power to vote, the number of shares of Company Common Stock set forth beside such Stockholder's name on Exhibit 1.1 and such shares are so held by such Stockholder free and clear of all liens, encumbrances and claims whatsoever.

     2.3. Authority.  Each Stockholder has full right, power, legal capacity and
          ---------
authority to (i) execute, deliver and perform this Agreement, and all other documents and instruments referred to herein or contemplated hereby to be executed, delivered and performed by the Stockholder (each a "Stockholder Related Document") and (ii) consummate the transactions contemplated herein and thereby. This Agreement has been duly executed and delivered by each Stockholder and constitutes, and each Stockholder Related Document, when duly executed and delivered by each Stockholder who is a party thereto will constitute, legal, valid and binding obligations of such Stockholder enforceable against such Stockholder in accordance with their respective terms and conditions, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

     2.4. Consents.  No approval, consent, order or action of or filing with any
          --------
court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by the Stockholders of this Agreement or any Stockholder Related Document. The execution, delivery and performance by each Stockholder of this Agreement and the Stockholder Related Documents to which such Stockholder is a party do not violate any mortgage, indenture, contract, agreement, lease or commitment or other instrument of any kind to which such Stockholder is a party or by which such Stockholder or such Stockholder's assets or properties may be bound or affected or any law, rule or regulation applicable to such Stockholder or any court injunction, order or decree or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over such Stockholder.

          3. REPRESENTATIONS AND WARRANTIES OF PARENT

     3.1. Representations and Warranties.  Parent hereby represents and warrants
          ------------------------------
to the Stockholders as follows:

          3.1.1. Organization.  Parent is a corporation duly organized, validly
                 ------------
existing and in good standing under the laws of the State of Texas. Parent is duly qualified or licensed as a foreign corporation authorized to do business in all states in which any of its assets or properties may be situated or where its business is conducted except where the failure to obtain such qualification or license would not have a Parent Material Adverse Effect (as defined below).

          3.1.2. Capitalization of Parent. The total authorized capital stock of
                 ------------------------
Parent is 100,000,000 shares of Parent Common Stock, of which 20,127,437 shares are issued and outstanding and none of which are held in the treasury of Parent, 50,000,000 shares of Parent preferred stock, $.001 par value, of which 45,137 shares of Series A Parent Preferred Stock are issued and outstanding, 678,920 shares of Series B Parent Preferred Stock are issued and outstanding, 100,000 shares of Series C Parent Preferred Stock are issued and outstanding, 1,568,000 shares of Series D Parent Preferred Stock are issued and outstanding and 580,000 shares of Series E Parent Preferred Stock are issued and outstanding. The outstanding shares of Parent Common Stock and Parent preferred stock have been duly and validly issued and are fully paid and non-assessable.

          3.1.3. Authority.  Parent has full right, power, legal capacity and
                 ---------
authority to execute, deliver and perform this Agreement and all documents and instruments referred to herein or contemplated hereby and to consummate the transactions contemplated herein and thereby (the "Parent Related Documents"). This Agreement has been duly executed and delivered by Parent and constitutes, and all Parent Related Documents, when executed and delivered by Parent will constitute, legal, valid and binding obligations of Parent, enforceable in accordance with their respective terms and conditions except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

          3.1.4. Consents.  No approval, consent, order or action of or filing
                 --------
with any court, administrative agency, governmental authority or other third party is required for the execution, delivery or performance by Parent of this Agreement or the Parent Related Documents or the consummation by Parent of the transactions contemplated hereby.

          3.1.5. Defaults. Parent is not in default under or in violation of,
                 --------
and the execution, delivery and performance of this Agreement and Parent Related Documents and the consummation by Parent of the transactions contemplated hereby and thereby will not result in a default under or in violation of (i) any mortgage, indenture, charter or bylaw provision, contract, agreement, lease, commitment or other instrument of any kind to which Parent is a party or by which Parent or any of its properties or assets may be bound or affected or (ii) any law, rule or regulation applicable to Parent or any court injunction, order or decree, or any valid and enforceable order of any governmental agency in effect as of the date hereof having jurisdiction over Parent, which default or violation could adversely affect the ability of Parent to consummate the transactions contemplated hereby or will have a Parent Material Adverse Effect.

          3.1.6. Investment Company.  Parent is not an "investment company" or a
                 ------------------
company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          3.1.7. Financial Statements.  Parent has provided certain financial
                 --------------------
statements to the Stockholders ("Parent Financial Statements") and such Parent Financial Statements have been prepared in accordance with GAAP, are true and correct in all material respects, and are fair presentations of the consolidated financial position, results of operations and cash flows of Parent and its then existing consolidated subsidiaries as of the dates and for the periods indicated. The books and records of Parent have been kept in reasonable detail and accurately and fairly reflect the transactions of Parent.

          3.1.8. Taxes. Parent has either accrued, discharged or caused to be
                 -----
dis charged, as the same have become due, or the Parent Financial Statements contain adequate accruals and reserves for, all taxes, interest thereon, fines and penalties of every kind and character, attributable or relating to the properties and business of Parent for the period ended December 31, 1996.

          3.1.9.  Full Authority. Parent has full power, authority and legal
                  --------------
right and has all licenses, permits, qualifications, and other documentation (including permits required under applicable Environmental Law, as defined in Exhibit 2) necessary to own and/or operate its businesses, properties and assets and to carry on its businesses as being conducted on the date of this Agreement, and such businesses are now being conducted and such assets and properties are being owned and/or operated in compliance with all applicable laws (including Environmental Law), ordinances, rules and regulations of any governmental agency of the United States, any state or political subdivision thereof, or any foreign jurisdiction, all applicable court or administrative agency decrees, awards and orders and all such licenses, permits, qualifications and other documentation, except where the failure to comply will not have a Parent Material Adverse Effect, and there is no existing condition or state of facts which would give rise to a violation thereof or a liability or default thereunder, except where a violation, liability or default will not have a Parent Material Adverse Effect.

          3.1.10. Access.  Parent has cooperated fully in permitting the
                  ------
Stockholders and their representatives to make a full investigation of the properties, operations and financial condition of Parent; and afforded the Stockholders and their representatives reasonable access to the offices, buildings, real properties, machinery and equipment, inventory and supplies, records, files, books of account, tax returns, agreements and commitments and personnel of Parent.

          3.1.11. Disclosure.  No representation or warranty by Parent in this
                  ----------
Agreement no statement contained any certificate delivered by Parent to the Stockholders pursuant to this Agreement contains any untrue statement of a material fact or omits any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they are or were made, not misleading.

          3.1.12. Parent Material Adverse Effect.  The term "Parent Material
                  ------------------------------
Adverse Effect" shall mean an adverse effect on the properties, assets, financial position, results of operations, long-term debt, other indebtedness, cash flows or contingent liabilities of Parent and its consolidated subsidiaries, taken as a whole in an amount of $50,000 or more.

     4.   CERTAIN OTHER ACTIONS, COVENANTS AND DOCUMENTS

     Parent and the Stockholders agree as follows:

     4.1. Transfer Restrictions. Contemporaneously herewith, the Stockholders
          ---------------------
and Parent are executing and delivering a Stock Transfer Restriction Agreement and a Registration Rights Agreement.

          4.2. Adoption of Shareholders Agreement. Contemporaneously herewith,
               ----------------------------------
the Stockholders are executing and delivering to Parent an adoption agreement pursuant to which the Stockholders agree to be bound by the Shareholders Agreement among Parent and its existing shareholders, as amended, a copy of which has been delivered to the Stockholders.

          4.3. Key Employee Employment Agreements. Contemporaneously herewith,
               ----------------------------------
the Company and each of (i) James Townsend and (ii) Walter Townsend are executing and delivering employment agreements.

          4.4. Covenant Not to Compete.
               -----------------------

               (i) For the considerations specified in this Agreement and in recognition that the covenants by the Stockholders in this Section are a material inducement to Parent to enter into and perform this Agreement, each Stockholder agrees that, for the period from the date hereof to the later to occur of (a) five (5) years after the date hereof or (b) two (2) years from and after the date of termination of such Stockholder's employment relationship with the Company, if any, regardless of the reason for such termination, such Stockholder will not represent, engage in, carry on, or have a financial interest in, directly or indirectly, individually, as a member of a partnership or limited liability company, equity owner, stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held company whose gross assets exceed one hundred million dollars), investor, officer, director, trustee, manager, employee, agent, associate or consultant engage in any business which involves indoor air quality, heating, ventilation and air conditioning, plumbing or electrical contracting or services within a 100 mile radius of Memphis, Tennessee.

               (ii) Each Stockholder agrees that the limitations set forth herein on such Stockholder's rights to compete with Parent and its affiliates as set forth in clause (i) are reasonable and necessary for the protection of Parent and its affiliates. In this regard, each Stockholder specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on such Stockholder's activities specified herein, are reasonable and necessary for the protection of Parent and its affiliates. Each Stockholder agrees that, in the event that the provisions of this Section should ever be deemed to exceed the scope of business, time or geographic limitations permitted by applicable law, such provisions shall be and are hereby reformed to the maximum scope of business, time or geographic limitations permitted by applicable law .

              (iii) Each Stockholder agrees that the remedy at law for any breach by such Stockholder of this Section 4.4 will be inadequate and that Parent shall be entitled to injunctive relief.

     4.5.     Certain Elections.  In the event that Parent has not effected an
              -----------------
underwritten public offering of Parent Common Stock (other than any offering pursuant to any registration statement (i) relating to any capital stock of Parent or options, warrants or other rights to acquire any such capital stock issued or to be issued primarily to directors, officers or employees of Parent, or any of its subsidiaries (ii) relating to any employee benefit plan or interest therein, (iii) relating principally to any preferred stock or debt securities of Parent, or (iv) filed pursuant to Rule 145 under the Securities Act of 1933, as amended, or any successor or similar provision) resulting in net cash proceeds to Parent of at least $20,000,000 (the "IPO") on or before December 31, 1998:

              4.5.1. Securities Acquisition Election. The Stockholders jointly
                     -------------------------------
may elect, by written notice to Parent delivered on or before January 31, 1999 (the "Election Notice") to call upon Parent to acquire, for the cash amount of $1.00 per share of Parent Preferred Stock and $6.30 per share of Parent Common Stock (taking into account any stock splits or other similar events since the Closing), plus simple interest thereon at the rate of 8% per annum from the date hereof to the date of the closing of such acquisition (the "Securities Acquisition Consideration") all of the shares of Parent Preferred Stock and Parent Common Stock issued by Parent to the Stockholders pursuant to this Agreement. In the event that Parent determines not to agree to acquire such shares in the Securities Acquisition Transaction, Parent shall, within 90 days of receipt of the Election Notice, give written notice to the Stockholders ("Parent Rejection Notice") that it has so determined not to agree to acquire such shares. In the event Parent determines to agree to acquire such shares in the Securities Acquisition Transaction, Parent shall, within 90 days of receipt of the Election Notice, give written notice to the Stockholders ("Parent Acceptance Notice") that it agrees to acquire such shares. The Parent Acceptance Notice shall also specify the date, time and place of the closing of the Securities Acquisition Transaction; provided that such closing shall be held not more than 60 days after delivery of the Parent Acceptance Notice. At such closing, the Stockholders shall deliver or cause to be delivered to Parent or its designee stock certificates evidencing the Parent Preferred Stock and the Parent Common Stock duly endorsed and in proper form for transfer on the stock records of the Company with customary written warranties of good title, authority to transfer and absence of liens or other exceptions to title hereto, and Parent or its designee shall deliver or cause to be delivered to the Stockholders the Securities Acquisition Consideration and a letter containing customary representations and warranties evidencing compliance with applicable securities laws. If the Parent Acceptance Notice is not delivered to the Stockholders within 90 days of Parent's receipt of the Election Notice, Parent will conclusively be deemed to have delivered a Parent Rejection Notice to the Stockholders on the 90th day after Parent's receipt of the Election Notice. Upon delivery or deemed delivery of the Parent Rejection Notice, the Stockholders shall have no right to request Parent to acquire any Parent Common Stock or Parent Preferred Stock pursuant to this
Section 4.5.1.

              4.5.2. Transfer Transaction Election. Within 20 days after the
                     -----------------------------
delivery or deemed delivery of the Parent Rejection Notice, the Stockholders may, by joint written notice to Parent delivered within such 20 day period, (the "Second Election Notice") require Parent to transfer the stock or assets of the Company to the designees named in the Second Election Notice in a transaction (the "Transfer Transaction") structured to (i) relieve Parent and its affiliates of any liability on the then remaining indebtedness attributable to the financing of the transactions contemplated hereby (ii) take into account any capital Parent invested in/or withdrew from the Company (other than for debt service on the foregoing) from the date hereof to the closing of the Transfer Transaction, and (iii) relieve Parent from or otherwise satisfy any income tax consequences to Parent from the Transfer Transaction. The terms of the Transfer Transaction will be such that Parent will receive no economic benefit or detriment therefrom. The Second Election Notice will contain the addresses of the designee named therein and all of the proposed terms (including the consideration payable to Parent or the Company) of the Transfer Transaction. The proposed terms of the Transfer Transaction contained in the Second Election Notice shall be final, conclusive and binding for purposes of this Agreement unless Parent shall deliver to the Stockholders a written notice of disagreement ("Notice of Objection") with any such proposed terms within 20 business days following receipt of the Second Election Notice, specifying in reasonable detail the nature and extent of such disagreement. If within 10 business days following receipt by the Stockholders of a Notice of Objection, Parent and the Stockholders are unable to resolve any disagreement with respect to the proposed terms of the Transfer Transaction as set forth in the Second Election Notice, the disagreement shall be submitted for resolution to the Independent Accountants, who shall resolve the issues in dispute, and giving effect to such resolution, determine the final terms of the Transfer Transaction. The Independent Accountants shall act as an arbitrator to determine and resolve only those issues in dispute. The Independent Accountants' resolution shall (a) be made within 30 days of the submission of the dispute to them, (b) be in accordance with this Agreement, (c) be set forth in a written statement delivered to Parent and the Stockholders, (d) set forth the final terms of the Transfer Transaction, and (e) be final, conclusive and binding for purposes of this Agreement.

              4.5.3. Other. Parent will cooperate fully with the Stockholders in
                     -----
obtaining any consent required from Parent's lenders to effect a Securities Acquisition Transaction or a Transfer Transaction as contemplated hereby. On the closing of a Transfer Transaction, all noncompetition agreements between Parent and any employee of the Company who does not continue employment with Parent or its affiliates will be terminated. At the closing of a Securities Acquisition Transaction or a Transfer Transaction, the parties will enter into mutual releases under which the parties release all claims against each other which have arisen or could arise based on events, acts or omissions occurring or existing prior to such closing.

     4.6.     Release. The Stockholders do hereby (i) release, acquit and
              -------
forever discharge the Company from any and all liabilities, obligations, claims, demands, actions or causes of action arising from or relating to any event, occurrence, act, omission or condition occurring or existing on or prior to the Closing Date, including, without limitation, any claim for indemnity or contribution from the Company in connection with the obligations or liabilities of the Stockholders hereunder, except for salary and benefits payable to a Stockholder as an employee in the ordinary course of business; (ii) waive all breaches, defaults or violations of any agreement applicable to the Company Common Stock and agree that any and all such agreements are terminated as of the Closing Date; and (iii) waive any and all pre-emptive or other rights to acquire any shares of capital stock of the Company and release any and all claims arising in connection with any prior default, violation or failure to comply with or satisfy any such pre-emptive or other rights.

     4.7.     Releases of James Townsend and Wallace Sibley. Within 30 days
              ---------------------------------------------
after the date hereof, Parent shall cause James Townsend and Wallace Sibley to be released from any liability under their personal guaranties of the indebtedness of the Company described in Section 4.7 of the Disclosure Schedule (as defined in Exhibit 2); provided that the indebtedness so guaranteed does not exceed $304,768.

     4.8.     Lease.  Contemporaneously herewith, the Company, as lessee  and
              -----
Wallace Sibley as owner of the property located at 1892 Lynbrook, Memphis, Tennessee are entering into a lease of such property.

     4.9.     Consulting Agreement Termination. Contemporaneously herewith,
              --------------------------------
Parent is making a cash payment to Wallace Sibley as consideration for the termination of Mr. Sibley's consulting agreement with the Company, and Mr. Sibley and the Company are entering into a Termination Agreement terminating such consulting agreement.

     4.10.    Split-Dollar Life Insurance Policies.  The Stockholders and Parent
              ------------------------------------
hereby agree that any future obligations of the Company with respect to any split-dollar life insurance policies on the life of any Stockholder, Jerry Sibley or Wallace Sibley are hereby terminated and that as soon as practicable following the Closing any such policies shall be either cashed in by the Company or purchased from the Company for the cash value of such policy by the respective insured under such policy.

     4.11. Other Closing Documents.  Contemporaneously herewith:
           -----------------------

           (i) The Stockholders are delivering to Parent an opinion of legal counsel satisfactory to Parent; and

           (ii) Parent is delivering to the Stockholders (a) an opinion of legal counsel satisfactory to the Stockholders, and (b) certified resolutions of the Board of Directors of Parent in form satisfactory to the Stockholders.

                         5. SURVIVAL, INDEMNIFICATIONS

     5.1.  Survival.  The representations and warranties set forth in this
           --------
Agreement and the other documents, instruments and agreements contemplated hereby shall survive after the date hereof to the extent provided herein. The representations and warranties of the Stockholders herein and of the Stockholders and the Company in the Stockholder Related Documents and the Company Related Documents (as defined in Exhibit 2) other than those of the Stockholders in Sections 2.2, 2.3, 2.4 and in Sections 2 and 3 of Exhibit 2 shall survive for a period of thirty-six (36) months after the date hereof and the representations and warranties of the Stockholders contained in Sections 2.2, 2.3, 2.4 and in Sections 2 and 3 of Exhibit 2 shall survive for the maximum period permitted by applicable law. The representations and warranties of Parent herein and in the Parent Related Documents, other than those in Sections
3.1.3 and 3.1.4, shall survive for a period of thirty-six (36) months after the date hereof and the representations and warranties of Parent contained in Sections 3.1.3 and 3.1.4 shall survive for the maximum period permitted by applicable law. The periods of survival of the representations and warranties as stated above in this Section 5.1 are referred to herein as the "Survival Period". The liabilities of the parties under their respective representations and warranties shall expire as of the expiration of the applicable Survival Period and no claim for indemnification may be made with respect to any breach of any representation or warranty, the applicable Survival Period of which shall have expired, except to the extent that written notice of such breach shall have been given to the party against which such claim is asserted on or before the date of such expiration. The covenants and agreements of the parties herein and in other documents and instruments executed and delivered in connection with the closing of the transactions contemplated hereby shall survive for the maximum period permitted by law.

     5.2. Indemnification.
          ---------------

          5.2.1. Parent Indemnified Parties.  Subject to the provisions of
                 --------------------------
Sections 5.1 and 5.3 hereof, the Stockholders, jointly and severally, shall indemnify, save and hold harmless Parent, the Company and any of their assignees (including lenders) and all of their respective officers, directors, employees, representatives, agents, advisors and consultants and all of their respective heirs, legal representatives, successors and assigns (collectively the "Parent Indemnified Parties") from and against any and all damages, liabilities, losses, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including reasonable attorneys' fees and court costs (collectively "Losses") arising from, out of or in any manner connected with or based on:

          (i) the breach of any covenant of any Stockholder or the Company or the failure by any Stockholder or the Company to perform any obligation of such stockholder or the Company contained herein or in any Company Related Document or Stockholder Related Document;

          (ii) any inaccuracy in or breach of any representation or warranty of any Stockholder contained herein or in any Stockholder Related Document;

          (iii) any inaccuracy in or breach of any representation or warranty of the Company contained in any Company Related Document;

          (iv) indemnification payments made by the Company to its present or former officers, directors, employees, agents, consultants, advisors or representatives in respect of actions taken or omitted to be taken prior to the Closing; and

          (v) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing and involving or related to the assets, properties, business or operations now or previously owned or operated by the Company and not (a) disclosed in the Disclosure Schedule or (b) disclosed in the Company Financial Statements (as defined in Exhibit 2).

          5.2.2. Parent Indemnity. Subject to the provisions of Sections 5.1 and
                 ----------------
     5.3, Parent shall indemnify, save and hold harmless the Stockholders and the Stockholders' heirs, legal representatives, successors and assigns from and against all Losses arising from, out of or in any manner connected with or based on:

          (i) any breach of any covenant of Parent or the failure by Parent to perform any obligation of Parent contained herein or in the Parent Related Documents;

          (ii) any inaccuracy in or breach of any representation or warranty of Parent contained herein or in the Parent Related Documents; and

          (iii) any act, omission, event, condition or circumstance occurring or existing at any time after (but not on or before) the date hereof and involving or relating to the assets, properties, businesses or operations of the Company; provided, however, that clause (iii) shall not apply to any Losses to the extent that such Losses result from the Stockholder's acts or omissions after the date hereof as an officer, director and/or employee of Parent or the Company and/or any other affiliate of Parent.

The foregoing indemnities shall not limit or otherwise adversely affect the Parent Indemnified Parties' rights of indemnity for Losses under Section 5.2.1.

     5.3. Limitations.   The aggregate liability of the Stockholders under
          -----------
Section 5.2.1 shall not exceed the final purchase price determined in accordance with Sections 1.2 and 1.3. Any such liability of the Stockholders may be satisfied by cash, Parent Preferred Stock (valued at $1.00 per share) and Parent Common Stock (valued at $6.30 per share) (taking into account any stock splits or other similar events since the Closing) in the same proportions as set forth in Sections 1.2 and 1.3. The aggregate liability of Parent under Section 5.2.2 shall not exceed the final purchase price determined in accordance with Sections
1.2 and 1.3.

     5.4. Notice.  The party (the "Indemnified Party") which may be entitled
          ------
to indemnity hereunder shall give prompt notice to the party obligated to give indemnity hereunder (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder. Any failure on the part of any Indemnified Party to give the notice described in this Section 5.4 shall relieve the Indemnifying Party of its obligations under this Article 5 only to the extent that such Indemnifying Party has been prejudiced by the lack of timely and adequate notice. Parent shall have the obligation to assume the defense or settlement of any third-party claim, suit, action or proceeding in respect of which indemnity may be sought hereunder, provided that (i) the Stockholders shall at all times have the right, at their option, to participate fully therein, and (ii) if the Parent does not proceed diligently to defend the third-party claim, suit action or proceeding within ten (10) days after receipt of notice of such third-party claim, suit, action or proceeding, the Stockholders shall have the right, but not the obligation, to undertake the defense of any such third-party claim, suit, action or proceeding. The Indemnifying Party shall not be required to indemnify the Indemnified Party with respect to any amounts paid in settlement of any third-party suit, action, proceeding or investigation entered into without the written consent of the Indemnifying Party; provided, however, that if the Indemnified Party is a Parent Indemnified Party, such third-party suit, action, proceeding or investigation may be settled without the consent of the Indemnifying Party on ten (10) days' prior written notice to the Indemnifying Party if such third-party suit, action, proceeding or investigation is then unreasonably interfering with the business or operations of the Company and the settlement is commercially reasonable under the circumstances; and provided further, that if the Indemnifying Party gives ten (10) days' prior written notice to the Indemnified Party of a settlement offer which the Indemnifying Party desires to accept and to pay all Losses with respect thereto (" Settlement Notice") and the Indemnified Party fails or refuses to consent to such settlement within ten
(10) days after delivery of the Settlement Notice to the Indemnified Party, and such settlement otherwise complies with the provisions of this Section 5.4, the Indemnifying Party shall not be liable for Losses arising from such third-party suit, action, proceeding or investigation in excess of the amount proposed in such settlement offer. Notwithstanding the foregoing, no Indemnifying Party will consent to the entry of any judgment or enter into any settlement without the consent of the Indemnified Party, if such judgment or settlement imposes any obligation or liability upon the Indemnified Party other than the execution, delivery or approval thereof and customary releases of claims with respect to the subject matter thereof. The parties shall cooperate in defending any such third-party suit, action, proceeding or investigation, and the defending party shall have reasonable access to the books and records, and personnel in the possession or control of the Indemnified Party which are pertinent to the defense. The parties agree that the Indemnified Party may join the Indemnifying Party in any suit, action, claim or proceeding brought by a third party, as to which any right of indemnity created by this Agreement would or might apply, for the purpose of enforcing any right of the indemnity granted to such Indemnified Party pursuant to this Agreement.

                               6. MISCELLANEOUS

     6.1. Notice.  Any notice, delivery or communication required or permitted
          ------
to be given under this Agreement shall be in writing, and shall be mailed, postage prepaid, or delivered, to the addresses given below, or sent by telecopy to the telecopy numbers set forth below, as follows:

     To the Stockholders:

          Mr. James Townsend
          c/o Sibley Services, Inc.
          1892 Lynbrook
          Memphis, Tennessee  38116
          Telecopy:  (901) 345-8912

     To Parent:

          Group Maintenance America Corp.
          1800 West Loop South, Suite 1375
          Houston, Texas 77027
          Attn: President
          Telecopy: (713) 626-4766

or other such address as shall be furnished in writing by any such party to the other parties, and such notice shall be effective and be deemed to have been given as of the date actually received.

     To the extent any notice provision in any other agreement, instrument or document required to be executed or executed by the parties in connection with the transactions contemplated herein contains a notice provision which is different from the notice provision contained in this Section 6.1 with respect to matters arising under such other agreement, instrument or document, the notice provision in such other agreement, instrument or document shall control.

     6.2. Further Documents.  The Stockholders shall, at any time and from time
          -----------------
to time after the date hereof, upon request by Parent and without further consideration, execute and deliver such instruments or other documents and take such further action as may be reasonably required in order to perfect any other undertaking made by the Stockholders hereunder.

     6.3. Assignability.  No Stockholder shall assign this Agreement in whole or
          -------------
in part without the prior written consent of Parent, except by the operation of law. Parent may assign its rights under this Agreement, the Company Related Documents and the Stockholder Related Documents without the consent of either Stockholder.

     6.4. Exhibits and Schedules.  The Exhibits and Schedules (and any
          ----------------------
appendices thereto) referred to in this Agreement are and shall be incorporated herein and made a part hereof.

     6.5. Sections and Articles.  Unless the context otherwise requires, all
          ---------------------
Sections and Articles referred to herein are, respectively, sections and articles of this Agreement and all Exhibits and Schedules referred to herein are, respectively, exhibits, and schedules constituting a part of the Disclosure Schedule.

     6.6. Entire Agreement.  This Agreement constitutes the full understanding
          ----------------
of the parties, a complete allocation of risks between them and a complete and exclusive statement of the terms and conditions of their agreement relating to the subject matter hereof and supersedes any and all prior agreements, whether written or oral, that may exist between the parties with respect thereto.
Except as otherwise specifically provided in this Agreement, no conditions, usage of trade, course of dealing or performance, understanding or agreement purporting to modify, vary, explain or supplement the terms or conditions of this Agreement shall be binding unless hereafter made in writing and signed by the party to be bound, and no modification shall be effected by the acknowledgment or acceptance of documents containing terms or conditions at variance with or in addition to those set forth in this Agreement. No waiver by any party with respect to any breach or default or of any right or remedy and no course of dealing shall be deemed to constitute a continuing waiver of any other breach or default or of any other right or remedy, unless such waiver be expressed in writing signed by the party to be bound. Failure of a party to exercise any right shall not be deemed a waiver of such right or rights in the future.

     6.7. Headings.  Headings as to the contents of particular articles and
          --------
sections are for convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular articles or sections to which they refer.

     6.8. CONTROLLING LAW AND JURISDICTION.  THE VALIDITY, INTERPRETATION AND
          --------------------------------
PERFORMANCE OF THIS AGREEMENT AND ANY DISPUTE CONNECTED HEREWITH SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     6.9. Public Announcements.  No press release, public announcement,
          --------------------
confirmation or other information regarding this Agreement or the contents hereof shall be made by any party or the Company without the prior consultation of the Stockholders and Parent, except as may be necessary in the opinion of counsel of any party to meet the requirements or regulations of any applicable law, governmental unit or agency or stock exchange on which the securities of such party may be listed. Notwithstanding the foregoing, the Company may make appropriate disclosures of the general nature of the transaction contemplated hereby to its employees, vendors and customers to protect the Company's good will and to facilitate the consummation of the transactions contemplated hereby, and Parent may disclose pertinent information regarding the transaction contemplated hereby to its existing and prospective investors, lenders or investment bankers or financial advisors for the purposes of obtaining financing (including a contemplated IPO). Parent may also make appropriate disclosures of the general nature of the transaction contemplated hereby and the identity, nature and scope of the Company's operations to prospective acquisition candidates in its efforts to attract additional acquisitions for Parent. Parent and the Stockholders shall jointly approve the contents of any press releases, written employee presentations or other materials of potentially wide distribution that disclose or refer to the transaction contemplated hereby, except for such press releases or other communications required by law.

     6.10. No Third Party Beneficiaries.  Except as set forth in Article 5, no
           ----------------------------
person or entity not a party to this Agreement shall have rights under this Agreement as a third party beneficiary or otherwise.

     6.11. Amendments and Waivers.  This Agreement may be amended by Parent and
           ----------------------
the Stockholders; provided that all amendments to this Agreement must be by an instrument in writing signed on behalf of Parent and by the Stockholders. Any term or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

     6.12. No Employee Rights. Nothing herein expressed or implied shall confer
           ------------------
upon any employee of the Company, any other employee or legal representatives or beneficiaries of any thereof any rights or remedies, including any right to employment or continued employment for any specified period, of any nature or kind whatsoever under or by reason of this Agreement, or shall cause the employment status of any employee to be other than terminable at will.

     6.13. Non-Recourse.  No recourse for the payment of any amounts due
           ------------
hereunder or for any claim based on this Agreement or the transactions contemplated hereby or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Parent in this Agreement shall be had against any incorporator, organizer, promoter, stockholder, officer, director, employee or representative as such (other than the Stockholders as set forth herein), past, present or future, of Parent or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

     6.14. When Effective.  This Agreement shall become effective only upon the
           --------------
execution and delivery of one or more counterparts of this Agreement by Parent and the Stockholders.

     6.15. Takeover Statutes.  If any "fair price," "moratorium," "control share
           -----------------
acquisition" or other form of anti-takeover statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective members of their Boards of Directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated herein and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated herein.

     6.16. Number and Gender of Words.  Whenever herein the singular number is
           --------------------------
used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.

     6.17. Invalid Provisions.  If any provision of this Agreement is held to be
           ------------------
illegal, invalid, or unenforceable under present or future laws, such provisions shall be fully severable as if such invalid or unenforceable provisions had never comprised a part of the Agreement; and the remaining provisions of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     6.18. Multiple Counterparts.  This Agreement may be executed in a number of
           ---------------------
identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one agreement, but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     6.19. No Rule of Construction.  All of the parties hereto have been
           -----------------------
represented by counsel in the negotiations and preparation of this Agreement; therefore, this Agreement will be deemed to be drafted by each of the parties hereto, and no rule of construction will be invoked respecting the authorship of this Agreement.

     6.20. Expenses. Each of the parties shall bear all of their own expenses in
           --------
connection with the negotiation and closing of this Agreement and the transactions contemplated hereby; provided that the Company may pay the costs of any financial advisor, broker or finder engaged by the Stockholders and the accounting and auditing fees and expenses of KPMG Peat Marwick; and provided further that all fees, costs and expenses incurred or payable by the Company (other than such accounting and auditing fees and expenses) in connection with the negotiation and closing of this Agreement and the transactions contemplated hereby and the costs of any such financial advisor, broker or finder shall be included in Current Liabilities.

           IN WITNESS WHEREOF, this Agreement has been duly executed and delivered on the date first hereinabove written.

                         GROUP MAINTENANCE AMERICA CORP.


                         By:_______________________________
                         Name:_____________________________
                         Title:____________________________


                         ____________________________
                              James Townsend


                         ____________________________
                              Paulanne Townsend